              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                        SCHEDULE 14A
                       (Rule 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
       Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant      (X)
Filed by a Party other than the Registrant       (   )

Check the appropriate box:

( ) Preliminary Proxy Statement       ( ) Confidential, For Use
( ) Definitive Proxy Statement            Of the Commission Only
(X) Definitive Additional Materials       (as permitted by Rule
( ) Soliciting Material Pursuant to       14a-6(3)(2))
    Rule 14a-11(c) or Rule 14a-12


                     Southern Union Company
-----------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.

-----------------------------------------------------------------
1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------
3) Per unit price or other underlying value of transaction com-puted pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-----------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------
5) Total fee paid:

   ( ) Fee paid previously with preliminary materials:

-----------------------------------------------------------------
   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1) Amount previously paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                    SOUTHERN UNION COMPANY
               504 LAVACA STREET, EIGHTH FLOOR
                     AUSTIN TEXAS  78701



                                                  August 15, 2000


Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of Southern Union Company to be held on August 29, 2000. Your Board of Directors has unanimously recommended that stockholders vote in favor of the proposed mergers with Fall River Gas Company and Providence Energy Corporation.

In order to minimize any delay of regulatory approval under Massachusetts law, the mergers must be approved by holders of at least two-thirds of the outstanding shares. Consequently, your vote is important, no matter how many or how few shares you may own. If you have not yet voted, please vote TODAY by telephone, by Internet, or by signing and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Sincerely,




George L. Lindemann
Chairman of the Board and
Chief Executive Officer


                        IMPORTANT NOTE:

      Remember, you can now vote by telephone or Internet --
 Simply follow the easy instructions on the enclosed proxy card.

     If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

                   INNISFREE M&A INCORPORATED
                  TOLL-FREE at 1-888-750-5834.